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DEUTSCHE MULTI-MARKET INCOME TRUST

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Deutsche
Asset Management

Deutsche Multi-Market Income Trust & Deutsche Strategic Income Trust

September 9, 2016

Presented to ISS

Table of Contents

Overview

Deutsche Asset Management

Deutsche Asset Management is one of the world's leading investment management organizations. Deutsche Asset Management offers individuals and institutions traditional and alternative investments across all major asset classes. Products range from pooled funds to highly customized portfolios for a wide range of investors. They include active and passive funds, institutional mandates, and structured products. Our advisers and investment specialists are dedicated to creating asset management solutions for every client need and every risk, return, and liquidity preference.

Deutsche Asset Management manages about $800 billion (as of 6/30/16) worldwide. The Deutsche Funds account for over $319.48 billion (as of 7/31/16) globally and $82.90 billion (as of 7/31/16) in the US with 125 U.S. Mutual Funds & U.S. Variable Insurance Portfolios.

Deutsche Multi-Market Income Trust (NYSE Symbol: KMM)

Investment Summary

Investment Objective:	The fund seeks to provide high current income consistent with prudent total return. The fund invests in a broad range of income-producing securities such as US corporate fixed-income securities and debt obligations of foreign governments and their agencies and instrumentalities.
Portfolio Management:	Gary Russell (manager since Dec 2006) / Thomas R. Bouchard (manager since Feb 2016)
July 31, 2016 NAV:	$9.12
July 31, 2016 Market Price:	$8.60
July 31, 2016 Discount:	-5.70%
July 31, 2016 Market Yield:	16.86%
July 31, 2016 NAV Yield:	8.95%
Dividend:	The fund has declared distributions to common shareholders monthly, holding the same dividend rate since October 2015.

(yield data source: Morningstar)

Deutsche Multi-Market Income Trust (NYSE Symbol: KMM)

Performance

Trailing Total Returns KMM

Daily | **Monthly** | Quarterly



KMM (Price)
KMM (NAV)
Barclays US Aggregate Bond TR USD (Price)
High Yield Bond (Price)
High Yield Bond (NAV)
20
10
0
-10

Total Return %	1-Month	3-Month	6-Month	YTD	1-Year	3-Year	5-Year	10-Year	15-Year
KMM (Price)	6.05	5.73	18.37	16.86	17.20	1.09	5.17	8.11	9.60
KMM (NAV)	2.60	3.59	10.06	8.95	4.03	3.88	6.01	8.01	9.81
Barclays US Aggregate Bond TR USD (Price)	0.63	2.47	4.54	5.98	5.94	4.23	3.57	5.06	4.97
High Yield Bond (Price)	3.61	7.03	18.72	15.57	12.49	4.78	6.45	7.20	7.77
High Yield Bond (NAV)	2.79	4.95	12.96	10.68	2.97	4.43	6.94	6.92	8.55
Rank in Category (Price)	10	61	44	39	3	94	67	31	13
Rank in Category (NAV)	61	82	72	64	29	57	63	26	19

All periods greater than 1-Year are annualized. Barclays US Aggregate Bond TR USD (Price) return as of 07/31/2016. Barclays US Aggregate Bond TR USD (NAV) return as of 07/31/2016. High Yield Bond (Price) return as of 07/31/2016. High Yield Bond (NAV) return as of 07/31/2016. KMM (Price) return as of 07/31/2016. KMM (NAV) return as of 07/31/2016.

All performance shown is historical, assumes reinvestment of all dividend and capital gain distributions and does not guarantee future results. Investment return and principal value fluctuate with changing market conditions so when sold shares may be worth more or less than the original cost. Performance includes reinvestment of all distributions. Current performance may be lower or higher than the performance data quoted. Please call (800) 349-4281 and speak to a representative to obtain the fund's most recent performance.
Gross and net expense ratio for KMM is 1.51%.

(source: Morningstar. [Barclays US Aggregate Bond TR USD refers to Benchmark and High Yield Bond refers to Category used by Morningstar])

Deutsche Strategic Income Trust
(NYSE Symbol: KST)

Investment Summary

Investment Objective:	The fund seeks to provide high current income. The fund seeks to achieve its investment objective by investing its assets in a combination of (a) lower-rated, corporate fixed-income securities; (b) fixed-income securities of emerging markets and other foreign issuers; and (c) fixed-income securities of the US government and its agencies and instrumentalities, and mortgage-backed issuers.
Portfolio Management:	Gary Russell (manager since Dec 2006) / Thomas R. Bouchard (manager since Feb 2016)
July 31, 2016 NAV:	$12.70
July 31, 2016 Market Price:	$11.94
July 31, 2016 Discount:	-5.98%
July 31, 2016 Market Yield:	17.63%
July 31, 2016 NAV Yield:	8.59%
Dividend:	The fund has declared distributions to common shareholders monthly, holding the same dividend rate since March 2016.

(yield data source: Morningstar)

Deutsche Strategic Income Trust
(NYSE Symbol: KST)

Performance

Trailing Total Returns KST

Daily | **Monthly** | Quarterly



KST (Price)
KST (NAV)
Barclays US Aggregate Bond TR USD (Price)
High Yield Bond (Price)
High Yield Bond (NAV)
20
10
0
-10

Total Return %	1-Month	3-Month	6-Month	YTD	1-Year	3-Year	5-Year	10-Year	15-Year
KST (Price)	4.50	5.69	18.13	17.63	16.14	3.22	6.33	7.33	8.54
KST (NAV)	2.70	3.45	9.82	8.59	3.65	3.68	5.82	7.68	9.36
Barclays US Aggregate Bond TR USD (Price)	0.63	2.47	4.54	5.98	5.94	4.23	3.57	5.06	4.97
High Yield Bond (Price)	3.61	7.03	18.72	15.57	12.49	4.78	6.45	7.20	7.77
High Yield Bond (NAV)	2.79	4.95	12.96	10.68	2.97	4.43	6.94	6.92	8.55
Rank in Category (Price)	29	64	46	31	19	73	43	56	25
Rank in Category (NAV)	51	84	74	72	40	65	70	35	25

All periods greater than 1-Year are annualized. Barclays US Aggregate Bond TR USD (Price) return as of 07/31/2016. Barclays US Aggregate Bond TR USD (NAV) return as of 07/31/2016. KST (Price) return as of 07/31/2016. KST (NAV) return as of 07/31/2016. High Yield Bond (Price) return as of 07/31/2016. High Yield Bond (NAV) return as of 07/31/2016.

All performance shown is historical, assumes reinvestment of all dividend and capital gain distributions and does not guarantee future results. Investment return and principal value fluctuate with changing market conditions so when sold shares may be worth more or less than the original cost. Performance includes reinvestment of all distributions. Current performance may be lower or higher than the performance data quoted. Please call (800) 349-4281 and speak to a representative to obtain the fund's most recent performance.
Gross and net expense ratio for KST is 1.80%.

(source: Morningstar. [Barclays US Aggregate Bond TR USD refers to Benchmark and High Yield Bond refers to Category used by Morningstar])

Deutsche Multi-Market Income Trust (KMM) & Deutsche Strategic Income Trust (KST)

Management



Gary Russell, CFA

Managing Director

Head of US High Yield: New York

Joined Deutsche Asset Management in 1996 with 4 years of industry experience. Prior to his current role, Gary served as the Head of the High Yield Group and as an Emerging Markets Portfolio Manager. Before joining Deutsche Asset Management, he worked as a Research Analyst and CMO Structurer on the MBS trading desk at Citicorp. Previously, he was an Officer in the U.S. Army.

BS from the United States Military Academy at West Point; MBA from New York University, Stern School of Business; CFA Charterholder

Deutsche Multi-Market Income Trust (KMM) & Deutsche Strategic Income Trust (KST)

Management



Thomas R. Bouchard

Director

Portfolio Manager for High Yield Strategies: New York

Joined Deutsche Asset Management in 2006 with 6 years of industry experience. Prior to joining, Tom served as a High Yield Investment Analyst at Flagship Capital Management. Tom also served as an Officer in the US Army from 1989 to 1997

BA in Bacteriology from University of Wisconsin - Madison; MBA in Finance from Boston College; Master of Strategic Studies from the US Army War College

Deutsche Multi-Market Income Trust (KMM) & Deutsche Strategic Income Trust (KST)

Fund Facts

•For the 1-year time period ending July 31, 2016, the funds both outperformed the High Yield Bond Morningstar category on a net asset value basis and on a market price basis. KMM and KST returned 17.20% and 16.14% respectively versus 12.49% for the category on a market price basis; and 4.03% (KMM) and 3.65% (KST) versus 2.97% for the category on a NAV basis.

•The funds extended their Share Repurchase Programs of an aggregate of up to 5% of its outstanding shares from December 1, 2015 until November 30, 2016 to continue to address the Fund's discount to net asset value. When the Funds' discounts widened in early 2016, the Board increased the number of shares available to repurchase under the program from 5% to 10%. Since the program's inception KMM and KST have repurchased 2,114,826 shares and 345,090 respectively, accretive to NAV by $0.09 (KMM) and $0.12 (KST).

•The Board has approved the termination of both Funds, pursuant to which the Funds will make liquidating distributions to shareholders no later than December 31, 2018.

• The funds have declared distributions to shareholders monthly since inception.

• Programs to maintain market awareness including:

— Patricipation in industry conferences

— Comprehesive website: https://fundsus.deutscheam.com

— Dedicated Toll-free shareholder line: 1-800-349-4281

— Quarterly FactSheets produced by Morningstar

(performance data source: Morningstar)

Performance is historical and does not guarentee future results. See pages 4 and 6 for complete standardized performance information.

Discount Management

Deutsche AM monitors the discounts of the Funds daily and utilizes share repurchases as a short-term tool to increase market liquidity using a proactive Open-Market Share Repurchase Program. The table below details the number of shares repurchased during the current authorization period (12/01/2015 – 11/30/2016) and the resulting NAV accretion for each fund.

Deutsche Multi-Market Income Trust (KMM)

Shares Repurchased	Average Price	Average NAV	NAV Accretion
409,814	$7.49	$8.60	**$0.0206**

Deutsche Strategic Income Trust (KST)

Shares Repurchased	Average Price	Average NAV	NAV Accretion
57,432	$10.35	$11.96	**$0.0209**

Discount Management

Additional Steps Taken

In 2015 and early 2016, when the Funds' discounts widened, the Board, at a meeting in February 2016, increased the number of shares eligible for repurchase under the program from 5% to 10% of the Funds' outstanding shares. While the Funds' discounts narrowed from [11.31% [KMM]]/[11.10% [KST]] (as of February 26, 2016, the date the increase in the shares subject to repurchase was announced) to [8.74% [KMM]]/[7.57% [KST]] (as of month-end June 2016), the Board reviewed additional options for the Fund at its May and July 2016 meetings.

Based on the Board's review, at its July 2016 meeting, the Board approved the Liquidation of the Funds which was announced on July 13, 2016. On July 13, 2016 the Funds' discounts were 8.55% [KMM]/8.12% [KST], and both narrowed significantly the day following the planned liquidation to 7.36% [KMM]/7.10% [KST].

Since the announcement, and the subsequent improved discounts, the two Funds' discounts have continued to narrow. As of August 2016 month-end, KMM's discount was 5.64% and KST's discount was 5.57%.

Discount Management

Peer Group Comparison

Discounts as of 7/29/2016 – KMM, KST, & 13 peer group funds (Global Income Funds)

Fund	Ticker	Discount as of 7/29/2016	Total Assets
Deutsche Multi-Market Income T	KMM US EQUITY	(5.70)	204.18
Deutsche Strategic Income Trus	KST US EQUITY	(5.98)	55.34
MFS Intermediate Income Trust	MIN US EQUITY	(6.50)	627.20
MFS Charter Income Trust	MCR US EQUITY	(7.64)	533.65
Western Asset Global High Inco	EHI US EQUITY	(8.33)	339.49
MFS Multimarket Income Trust	MMT US EQUITY	(8.58)	489.30
Templeton Global Income Fund	GIM US EQUITY	(8.62)	957.80
Aberdeen Global Income Fund In	FCO US EQUITY	(8.71)	83.40
Nuveen Global High Income Fund	JGH US EQUITY	(9.80)	395.78
Nuveen Flexible Investment Inc	JPW US EQUITY	(9.83)	68.82
Western Asset Global Partners	GDF US EQUITY	(10.13)	155.43
Aberdeen Asia-Pacific Income F	FAX US EQUITY	(10.43)	1,448.50
First Trust Aberdeen Global Op	FAM US EQUITY	(10.56)	223.96
Putnam Premier Income Trust	PPT US EQUITY	(10.61)	574.15
Legg Mason BW Global Income Op	BWG US EQUITY	(14.38)	332.88
	Peer Discount Average	(9.55)	

('Global Income' peer group source: cefconnect.com / data source: Bloomberg)

Liquidation

On July 13, 2016 Deutsche Asset Management announced that the Board of Trustees approved the termination of both Deutsche Multi-Market Income Trust (KMM) and Deutsche Strategic Income (KST), pursuant to which each Fund will make a liquidating distribution to shareholders no later than December 31, 2018.

The Liquidation will preserve the benefits of the closed-end structure for a reasonable period of time for shareholders while providing a date certain by which shareholders will receive net asset value for their shares.

Deutsche Asset Management and the Board believes this approach balances the interest of both short term and long term shareholders/investors and will allow management the opportunity to sell off all assets at a competitive market value.

Dissident Proposals

- Elect 4 trustees nominated for election by Western Investment LLC ("Western Investment")
- Approve Western Investment's shareholder proposal that requests that the Board take the necessary steps to declassify the Board so that all trustees are elected on an annual basis.

Board Recommendations

On September 30, 2016 KMM and KST will hold their Annual Meeting of Shareholders

- The Board recommends shareholders vote FOR the Board's Trustee nominees.
- The Board recommends shareholders vote AGAINST a shareholder proposal from Western Investment requesting that the Board take the necessary steps to declassify the Funds' Boards of Trustees.

Dissident Nominees

What is the dissident experience and interest?

<u>Dissident Nominees</u>
Arthur D. Lipson
Robert Ferguson
Matthew S. Crouse
Neil R. Chelo

- Mr. Lipson's nominees have no meaningful experience serving as directors of registered investment companies. None of the nominees have ever served as a director, with the exception of Mr. Lipson himself who served as a dissident director of one Pioneer Fund for a brief period.

- Mr. Lipson and his nominees are not capable of fairly considering the goals of all shareholders. Due to his duties as the managing member of Western Investment, Mr. Lipson is conflicted in his focus on short-term gains of the hedge fund as opposed to the long-term interests of KMM and KST. Similarly the other dissident nominees are conflicted because they owe their nominations solely to Mr. Lipson.

- Since 2004, Western Investment has attempted 66 campaigns against 44 different companies, over half of which have involved an attempt to gain board representation within the target company. *(source: www.SharkRepellent.net)*

Board Composition

Classified Board

Each Fund's Amended and Restated By-Laws provide for the Board Members to be classified into three classes of approximately equal size, and the Board Members of each class are elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their election and until their successors are duly elected and qualified.

Each Fund's classified board structure is intended to promote stability and continuity within the oversight of management of the Fund by ensuring that a majority of the Fund's Board Members at any given time have prior experience as Board Members of the Fund and knowledge about the Fund's operations.

In addition, the classified board structure is designed to reduce each Fund's vulnerability to hostile takeover attempts or the threats of proxy fights by activist shareholders who may have short-term interests that are not aligned with the best interests of the Fund.

Absent the classified board structure, an activist shareholder could unilaterally gain control of each Fund by acquiring or obtaining voting control over a sufficient number of the Fund's shares to replace the entire Board with its own nominees at a single annual meeting. The classified board structure does not prevent hostile takeover attempts, but it provides each Fund with some protection against abusive tactics and artificial pressures and provides the Board the time and opportunity to negotiate with activist shareholders and to make decisions that seek to balance the interests of all shareholders of the Fund, not just short-term activist shareholders.

Board Composition

Incumbent Trustee Nominees are Independent and Highly Qualified



Henry P. Becton, Jr. – Trustee (Board Member since 1990)
Vice Chair of Nominating and Governance Committee; Member of Audit, Investment Oversight and Valuation (Alternate) Committees

- Vice Chair and former President, WGBH Educational Foundation.
- Directorships: Public Radio International; Public Radio Exchange (PRX).
- Former Directorships: The PBS Foundation; North Bennett Street School (Boston); Association of Public Television Stations; Boston Museum of Science; American Public Television; Concord Academy; New England Aquarium; Mass. Corporation for Educational Telecommunications; Committee for Economic Development; Public Broadcasting Service; Connecticut College; Belo Corporation (media company).
- Other Directorships: Director, Becton Dickinson and Company (medical technology company) (1987-2016).



Paul K. Freeman – Trustee (Board Member since 1993)
Chair of Audit Committee; Member of Contract, Investment Oversight and Valuation (Alternate) Committees

- Consultant, World Bank/Inter-American Development Bank; Chair, Independent Directors Council; Investment Company Institute (executive and nominating committees); formerly: Chairman, Independent Directors Council (education committee); Project Leader, International Institute for Applied Systems Analysis (1998-2001); Chief Executive Officer, The Eric Group, Inc. (environmental insurance) (1986-1998).
- Directorships: Denver Zoo Foundation (December 2012-present).
- Former Directorships: Prisma Energy International.

(The length of time served represents the year in which the Board Member joined the board of one or more Deutsche funds currently overseen by the Board.)

Board Composition

Incumbent Trustee Nominees are Independent and Highly Qualified



William McClayton – Trustee (Board Member since 2004)
Vice Chair of Board of Directors; Vice Chair of Investment Oversight Committee; Vice Chair Audit Committee; Member of Nominating and Governance and Valuation (Alternate) Committees

- Private equity investor (since 2009); previously: Managing Director, Diamond Management & Technology Consultants, Inc. (global consulting firm) (2001-2009); Senior Partner, Arthur Andersen LLP (accounting) (1966-2001).
- Directorships: Board of Managers, YMCA of Metropolitan Chicago. Trustee, Ravinia Festival.



Jean Gleason Stromberg – Trustee (Board Member since 1997)
Member of Contract, Investment Oversight and Operations Committees

- Retired; formerly: Consultant (1997-2001); Director, Financial Markets US Government Accountability Office (1996-1997); Partner, Norton Rose Fulbright, L.L.P. (law firm) (1978-1996).
- Former Directorships: The William and Flora Hewlett Foundation (charitable organization) (2000-2015); Service Source, Inc. (nonprofit), Mutual Fund Directors Forum (2002-2004), American Bar Retirement Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996).

(The length of time served represents the year in which the Board Member joined the board of one or more Deutsche funds currently overseen by the Board.)

Conclusion

- KMM and KST have both delivered their respective investment objectives by providing attractive and steady distributions and have both generated strong relative performance.
- Deutsche Asset Management, the Portfolio Management team, and the incumbent board members have the experience and resources to continue to effectively manage and govern KMM and KST until the planned liquidation in 2018.
- KMM and KST's independent Trustees are truly independent, and all Trustees are focused on increasing value for all shareholders over the long-term.
- Deutsche Asset Management and the Board of Directors are focused on the discount.
  - Deutsche Asset Management monitors the discounts on a daily basis.
  - Buyback program was increased in early 2016 to help mitigate the discount and provide further NAV accretion.
  - The current discounts among the lowest within a broad Global Income peer group category.

Primary Risk Considerations

The opinions and forecasts expressed are those of Deutsche Asset Management as of 9/9/16, and may not actually come to pass. This information is subject to change at any time, based on market and other conditions and should not be construed as a recommendation of any specific security.

Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are bought and sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to the net asset value. The price of a fund's shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.

Deutsche Multi-Market Income Trust seeks to provide high income consistent with prudent total return. The fund invests in a range of income producing securities such as U.S. corporate fixed-income securities and debt obligations of foreign governments, their agencies and instrumentalities which may be denominated in foreign currencies and may not be rated. Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investments in lower-quality ("junk bonds") and non-rated securities present greater risk of loss than investments in higher-quality securities. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Emerging markets tend to be more volatile than the markets of more mature economies, and generally have less diverse and less mature economic structures and less stable political systems than those of developed countries. Investing in foreign securities presents certain risks, such as currency fluctuations, political and economic changes, and market risks.

Deutsche Strategic Income Trust seeks to provide high current income by investing its assets in a combination of (a) lower-rated, corporate fixed-income securities; (b) fixed-income securities of emerging markets and other foreign issuers; and (c) fixed-income securities of the US government and its agencies and instrumentalities, and mortgage-backed issuers. Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investments in lower-quality ("junk bonds") and non-rated securities present greater risk of loss than investments in higher-quality securities. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Emerging markets tend to be more volatile than the markets of more mature economies, and generally have less diverse and less mature economic structures and less stable political systems than those of developed countries. Investing in foreign securities presents certain risks, such as currency fluctuations, political and economic changes, and market risks.

Past performance is no guarantee of future results.

Important Information

Investment products offered through Deutsche AM Distributors, Inc. Advisory services offered through Deutsche Investment Management Americas, Inc.

Deutsche Asset Management represents the asset management activities conducted by Deutsche Bank AG or any of its subsidiaries.

Investment Products: No bank guarantee I Not FDIC insured I May lose value

Deutsche AM Distributors, Inc.
222 South Riverside Plaza Chicago, IL 60606-5808
www.deutschefunds.com rep@db.com
Tel (800) 621-1148